Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2014 FINANCIAL RESULTS
Full-Year Private Education Loan Originations of $4.1 Billion
Private Education Loan Portfolio Grows to $8.2 Billion, Up 27 Percent Year-over-Year
Net Interest Income Up 25 Percent Year-over-Year
Asset-Backed Commercial Paper Facility Closing Caps Successful Year in Capital Markets

NEWARK, Del., Jan. 21, 2015 — Sallie Mae (NASDAQ: SLM), formally SLM Corporation, today released fourth-quarter 2014 and full-year 2014 financial results that include the effects of $4.1 billion in private education loan originations, up 7 percent from last year; a 27-percent increase in private education loan portfolio size to $8.2 billion; and net interest income of $578 million, up 25 percent from 2013.
In a year of significant change, Sallie Mae achieved the legal separation of Navient, established a market for the sale and securitization of its private education loans and completed the roll out of its own, independent servicing and customer support capabilities. Most recently, the company closed a $750 million asset-backed commercial paper facility.
“2014 was a year of many accomplishments,” said Raymond Quinlan, chairman and CEO. “We managed the extraordinary demands of successfully completing the spin from the preexisting company while strengthening our customer franchise and assisting 367,000 students and families to pay for college.”
For the fourth-quarter 2014, GAAP net income was $20 million ($.03 diluted earnings per share), down from $60 million ($.14 diluted earnings per share) in the year-ago quarter. The year-over-year decrease was attributable to a $64-million decrease in gains on sales of securities and a $12-million increase in operating expenses, partially offset by a $28-million increase in net interest income.
For 2014, GAAP net income was $194 million ($.42 diluted earnings per share), down from $259 million ($.58 diluted earnings per share) in 2013.
Core earnings for the quarter were $20 million ($.03 diluted earnings per share), compared with $61 million ($.14 diluted earnings per share) in the year-ago quarter.
Core earnings for the year were $195 million ($.42 diluted earnings per share), compared with $259 million ($.58 diluted earnings per share) for 2013.
Sallie Mae provides core basis earnings because management believes its derivatives are effective economic hedges, and, as such are a critical element of its interest rate risk management strategy, and, consequently, it is one of several measures used to evaluate management performance. The difference between core earnings and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts not in effective accounting hedges and hedge ineffectiveness that are recognized in GAAP, but not in core earnings results. Fourth-quarter 2014 and full-year 2014 GAAP results included $62 thousand and $2 million, respectively, of pre-tax losses from derivative accounting treatment that are excluded from core earnings results, vs. $527 thousand and $645 thousand, respectively, in the year-ago periods.

Fourth-quarter 2014 private education loan portfolio results vs. fourth-quarter 2013 included:

•	Loan originations of $557 million, up 7 percent.

•	Net interest income of $151 million, up 23 percent.

•	Average private education loans outstanding increased $1.7 billion to $8.1 billion.

•	Average yield on the private education loan portfolio was 8.07 percent compared with 8.17 percent.

•	Provision for loan losses was $30 million, up from $28 million.

•	Loans in forbearance increased to 2.6 percent of loans in repayment and forbearance.

•	Delinquencies as a percentage of private education loans in repayment increased to 2.0 percent.
Year-over-year private education loan portfolio performance continues to be affected by changes in the company’s business practices undertaken in connection with the Navient spin-off. Most notably, the company changed its policy to charge off loans after 120 days of delinquency and changed its loss confirmation period from two years to one year to reflect both the shorter charge-off policy and its related servicing practices. Prior to the spin-off, Sallie Mae Bank also sold all loans past 90 days delinquent to an affiliate now owned by Navient. Consequently, many of the pre-spin-off, historical credit indicators and period-over-period trends are not comparable and may not be indicative of future performance.
Operating Expenses
Operating expenses were $88 million in fourth-quarter 2014 (including $10 million of reorganization expenses), compared with $76 million of operating expenses in the year-ago quarter (which included $11 million reserved for compliance-related restitution).
Operating expenses were $316 million for the full-year 2014 (including $38 million of reorganization expenses), compared with $275 million in 2013. The year-over-year increase in operating expenses was primarily the result of increased personnel costs related to being a stand-alone company as well as reorganization costs.
Income Tax Expense
Income tax expense declined to $24 million in fourth-quarter 2014 from $37 million in the prior-year quarter. The company recorded a net reserve of $7 million for uncertain historical tax positions which resulted in an increase to our effective tax rate to 55 percent in fourth-quarter 2014. Absent these adjustments, the company’s effective tax rate would have been approximately 39 percent in fourth-quarter 2014, compared with an effective tax rate of 38 percent in the prior-year quarter.
The company’s effective tax rate increased to 42 percent in 2014 from 38 percent in 2013. The increase in the effective tax rate for 2014 was primarily the result of additional reserves related to uncertain historical tax positions. The increase is specific to fourth-quarter 2014 and should not significantly affect the company’s effective tax rate going forward.
Capital
The regulatory capital ratios of the company’s Sallie Mae Bank subsidiary continue to exceed guidelines to be considered well capitalized. At Dec. 31, 2014, Sallie Mae Bank’s regulatory capital ratios were as follows:
Dec. 31, 2014        Well Capitalized Regulatory Requirements
Tier 1 leverage            11.5 percent             5.0 percent
Tier 1 risk-based capital        15.0 percent             6.0 percent
Total risk-based capital        15.9 percent            10.0 percent

Deposits
Deposits at Sallie Mae Bank totaled $11.3 billion at Dec. 31, 2014, compared with $9.3 billion at Dec. 31, 2013. The increase was primarily driven by an increase in money market accounts. The percentage of brokered deposits to total deposits decreased to 60 percent at Dec. 31, 2014, from 63 percent at Dec. 31, 2013.
Guidance
The company expects 2015 results to be as follows:

•	Full-year private education loan originations of $4.3 billion.

•	Full-year operating expenses of $325 million, plus an additional $5 million of reorganization expenses.

•	Full-year loan sales of $1.5 billion.

•	Provision for private education loan losses between approximately $116 million and $130 million.

•	Full-year diluted core earnings per share between $0.48 and $0.50.
***

Definitions for capitalized terms in this document can be found in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 (filed with the SEC on Feb. 19, 2014). Certain reclassifications have been made to the balances as of and for the three months and twelve months ended Dec. 31, 2013, to be consistent with classifications adopted for 2014, and had no effect on net income, total assets or total liabilities.
***
Sallie Mae will host an earnings conference call tomorrow, Jan. 22, 2015, at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 55432423 starting at 7:45 a.m. EST. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call via the company’s website will be available approximately two hours after the call’s conclusion. A telephone replay may be accessed approximately two hours after the call’s conclusion through Feb. 4, 2015, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 55432423.
Presentation slides for the conference call may be accessed at www.SallieMae.com/investors under the webcasts tab.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 (filed with the SEC on Feb. 19, 2014), the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2014; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: changes in its funding costs and availability; failures of its operating systems or infrastructure, including those of third-party vendors; failure to implement the recently executed separation of the company into two separate publicly traded companies, including failure to transition its origination and servicing operations as planned, increased costs in connection with being a stand-alone company, and failure to achieve the expected benefits of the separation; damage to its reputation; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets vs. its funding arrangements; and changes in general economic conditions. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in its expectations.
In connection with the spin-off of Navient Corporation, the company conformed its policy with that of Sallie Mae Bank to charge off loans after 120 days of delinquency. The company also changed its loss confirmation period from two years to one year to reflect both the shorter charge-off policy and its related servicing practices. Prior to the spin-off, Sallie Mae Bank sold all loans past 90 days delinquent to an affiliate of what is now Navient Corporation. Post-spin-off, sales of delinquent loans to Navient Corporation have been significantly curtailed. Consequently, many of the pre-spin-off, historical credit indicators and period-over-period trends are not comparable and may not be indicative of future performance.

The company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The difference between the company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts. These are recognized in GAAP but not in “Core Earnings” results. The company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the company’s performance and the allocation of corporate resources. The company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.
For additional information, see “Key Financial Measures -‘Core Earnings’” in the company’s Form 10-Q for the quarter ended Sept. 30, 2014 for a further discussion and the “‘Core Earnings’ to GAAP Reconciliation” table in this press release, for a complete reconciliation between GAAP net income and “Core Earnings.”
***

Sallie Mae (NASDAQ: SLM) is the nation’s No. 1 financial services company specializing in education. Whether college is a long way off or just around the corner, Sallie Mae turns education dreams into reality for American families. With products and services that include Upromise rewards, scholarship search and planning tools, private education loans, insurance, and online banking, Sallie Mae offers solutions that help families save, plan, and pay for college. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Contacts:

Media:	Martha Holler, 302-451-4900, martha.holler@SallieMae.com
Investors:	Brian Cronin, 302-451-0304, brian.cronin@SallieMae.com
###

Selected Financial Information and Ratios
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2014	2013	2014	2013

Net income attributable to SLM Corporation	$19,717	$60,202	$194,219	$258,945
Diluted earnings per common share attributable to SLM Corporation	$0.03	$0.14	$0.42	$0.58
Weighted average shares used to compute diluted earnings per share	432,108	442,949	432,269	448,549
Return on assets	0.66%	2.44%	1.77%	2.83%
Operating efficiency ratio(1)	59%	43%	43%	40%

Other Operating Statistics
Ending Private Education Loans, net	$8,246,647	$6,506,642	$8,246,647	$6,506,642
Ending FFELP Loans, net	1,263,139	1,424,735	1,263,139	1,424,735
Ending total education loans, net	$9,509,786	$7,931,377	$9,509,786	$7,931,377

Average education loans	$9,355,797	$7,671,772	$8,916,853	$7,139,630

(1) Our efficiency ratio is calculated as operating expense, excluding restructuring costs, divided by net interest income after provision for loan losses and other income.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$2,359,780	$2,182,865
Available-for-sale investments at fair value (cost of $167,740 and $106,977, respectively)	168,934	102,105
Loans held for investment (net of allowance for losses of $83,842 and $68,081, respectively)	9,509,786	7,931,377
Other interest-earning assets	77,283	4,355
Accrued interest receivable	469,697	356,283
Premises and equipment, net	78,470	74,188
Acquired intangible assets, net	3,225	6,515
Tax indemnification receivable	240,311	—
Other assets	64,757	48,976
Total assets	$12,972,243	$10,706,664

Liabilities
Deposits	$10,540,555	$9,001,550
Income taxes payable, net	191,499	162,205
Upromise related liabilities	293,004	307,518
Other liabilities	117,227	69,248
Total liabilities	11,142,285	9,540,521

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series A: 3.3 million and 0 shares issued, respectively, at stated value of $50 per share	165,000	—
Series B: 4 million and 0 shares issued, respectively, at stated value of $100 per share	400,000	—
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 425 million and 0 shares issued, respectively	84,961	—
Additional paid-in capital	1,090,511	—
Navient's subsidiary investment	—	1,164,495
Accumulated other comprehensive loss (net of tax benefit of $(7,186) and ($1,849), respectively)	(11,393)	(3,024)
Retained earnings	113,066	—
Total SLM Corporation stockholders' equity before treasury stock	1,842,145	1,161,471
Less: Common stock held in treasury at cost: 1 million and 0 shares, respectively	(12,187)	—
Total SLM Corporation stockholders' equity	1,829,958	1,161,471
Noncontrolling interest	—	4,672
Total equity	1,829,958	1,166,143
Total liabilities and equity	$12,972,243	$10,706,664

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest income:
Loans	$174,413	$142,446	$660,792	$527,257
Investments	2,792	2,640	8,913	20,090
Cash and cash equivalents	1,444	1,245	4,589	3,853
Total interest income	178,649	146,331	674,294	551,200
Interest expense:
Deposits	27,973	23,162	95,774	88,019
Other interest expense	—	956	41	1,066
Total interest expense	27,973	24,118	95,815	89,085
Net interest income	150,676	122,213	578,479	462,115
Less: provisions for loan losses	30,458	29,258	85,529	69,339
Net interest income after provisions for loan losses	120,218	92,955	492,950	392,776
Noninterest income:
Gains on sales of loans, net	396	4,496	121,359	196,593
Gains (losses) on derivatives and hedging activities, net	825	(215)	(3,996)	640
Gains on sales of securities	—	63,813	—	63,813
Other	11,095	11,342	39,921	37,222
Total noninterest income	12,316	79,436	157,284	298,268
Expenses:
Compensation and benefits	36,778	24,183	129,709	106,799
Other operating expenses	39,944	49,925	143,170	163,036
Total operating expenses	76,722	74,108	272,879	269,835
Acquired intangible asset impairment and amortization expense	1,147	871	5,292	3,956
Restructuring and other reorganization expenses	10,483	619	38,311	726
Total expenses	88,352	75,598	316,482	274,517
Income before income tax expense	44,182	96,793	333,752	416,527
Income tax expense	24,465	36,923	139,967	158,934
Net income	19,717	59,870	193,785	257,593
Less: net loss attributable to noncontrolling interest	—	(332)	(434)	(1,352)
Net income attributable to SLM Corporation	19,717	60,202	194,219	258,945
Preferred stock dividends	4,855	—	12,933	—
Net income attributable to SLM Corporation common stock	$14,862	$60,202	$181,286	$258,945

Basic earnings per common share attributable to SLM Corporation	$0.04	$0.14	$0.43	$0.59
Average common shares outstanding	423,325	433,875	423,970	440,108
Diluted earnings per common share attributable to SLM Corporation	$0.03	$0.14	$0.42	$0.58
Average common and common equivalent shares outstanding	432,108	442,949	432,269	448,549

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income	$19,717	$59,870	$193,785	$257,593
Other comprehensive income (loss):
Unrealized gain (loss) on investments	2,437	(5,580)	6,066	35,802
Reclassification adjustments for (gain) on sale of available-for-sale securities included in other income	—	(63,813)	—	(63,813)
Total unrealized gains (losses) on investments	2,437	(69,393)	6,066	(28,011)
Unrealized loss on cash flow hedges	(17,890)	—	(19,772)	—
Total unrealized losses	(15,453)	(69,393)	(13,706)	(28,011)
Income tax benefit	5,911	26,334	5,337	10,639
Other comprehensive loss, net of tax benefit	(9,542)	(43,059)	(8,369)	(17,372)
Comprehensive income	10,175	16,811	185,416	240,221
Less: comprehensive loss attributable to noncontrolling interest	—	(332)	(434)	(1,352)
Total comprehensive income attributable to SLM Corporation	$10,175	$17,143	$185,850	$241,573

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Quarters Ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share amounts)	2014	2013	2014	2013

“Core Earnings” adjustments to GAAP:

GAAP net income attributable to SLM Corporation	$19,717	$60,202	$194,219	$258,945
Preferred stock dividends	4,855	—	12,933	—
GAAP net income attributable to SLM Corporation common stock	$14,862	$60,202	$181,286	$258,945

GAAP net income attributable to SLM Corporation	$19,717	$60,202	$194,219	$258,945

Adjustments:
Net impact of derivative accounting(1)	62	527	1,746	645
Net tax effect(2)	24	201	659	246
Total “Core Earnings” adjustments to GAAP	38	326	1,087	399

“Core Earnings”	$19,755	$60,528	$195,306	$259,344

GAAP diluted earnings per common share	$0.03	$0.14	$0.42	$0.58
Derivative adjustments, net of tax	—	—	—	—
“Core Earnings” diluted earnings per common share	$0.03	$0.14	$0.42	$0.58
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.

Average Balance Sheets - GAAP
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2014		2013		2014		2013
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$8,062,977	8.07%	$6,399,584	8.17%	$7,563,356	8.16%	$5,996,651	8.16%
FFELP Loans	1,292,820	3.21	1,272,188	3.31	1,353,497	3.24	1,142,979	3.32
Taxable securities	407,408	2.72	187,655	4.87	331,479	2.68	523,883	3.75
Cash and other short-term investments	2,159,088	0.27	1,944,405	0.32	1,746,839	0.26	1,473,392	0.3

Total interest-earning assets	11,922,293	5.94%	9,803,832	5.92%	10,995,171	6.13%	9,136,905	6.03%

Non-interest-earning assets	614,105		591,530		549,237		463,584

Total assets	$12,536,398		$10,395,362		$11,544,408		$9,600,489

Average Liabilities and Equity
Brokered deposits	$6,171,293	1.22%	$5,447,772	1.18%	$5,588,569	1.12%	$5,015,201	1.24%
Retail and other deposits	3,809,375	0.93	2,959,532	0.92	3,593,817	0.92	2,675,879	0.96
Other interest-bearing liabilities	17,068	2.72	49,786	7.71	26,794	0.91	120,546	0.92
Total interest-bearing liabilities	9,997,736	1.11%	8,457,090	1.13%	9,209,180	1.04%	7,811,626	1.14%

Non-interest-bearing liabilities	718,365		604,442		727,806		588,586
Equity	1,820,297		1,333,830		1,607,422		1,200,277

Total liabilities and equity	$12,536,398		$10,395,362		$11,544,408		$9,600,489

Net interest margin		5.01%		4.95%		5.26%		5.06%

Earnings per Common Share

	Quarters Ended December 31,		Years Ended December 31,
(In thousands, except per share data)	2014	2013	2014	2013
Numerator:
Net income attributable to SLM Corporation	$19,717	$60,202	$194,219	$258,945
Preferred stock dividends	4,855	—	12,933	—
Net income attributable to SLM Corporation common stock	$14,862	$60,202	$181,286	$258,945
Denominator:
Weighted average shares used to compute basic EPS	423,325	433,875	423,970	440,108
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units and Employee Stock Purchase Plan	8,783	9,074	8,299	8,441
Weighted average shares used to compute diluted EPS	432,108	442,949	432,269	448,549

Basic earnings per common share attributable to SLM Corporation:	$0.04	$0.14	$0.43	$0.59

Diluted earnings per common share attributable to SLM Corporation:	$0.03	$0.14	$0.42	$0.58

Allowance for Loan Losses Metrics

	Quarters Ended
	December 31,
	2014			2013
(Dollars in thousands)	FFELP Loans	Private Education Loans	Total	FFELP Loans	Private Education Loans	Total
Allowance for Loan Losses:
Beginning balance	$5,742	$59,973	$65,715	$5,348	$54,237	$59,585
Total provision	464	29,994	30,458	1,582	27,676	29,258
Charge-offs(1)	(938)	(10,056)	(10,994)	(612)	—	(612)
Recoveries	—	1,147	1,147	—	—	—
Net charge-offs	(938)	(8,909)	(9,847)	(612)	—	(612)
Student loan sales(2)	—	(2,484)	(2,484)	—	(20,150)	(20,150)
Ending Balance	$5,268	$78,574	$83,842	$6,318	$61,763	$68,081
Allowance:
Ending balance: individually evaluated for impairment	$—	$9,815	$9,815	$—	$—	$—
Ending balance: collectively evaluated for impairment	$5,268	$68,759	$74,027	$6,318	$61,763	$68,081
Loans:
Ending balance: individually evaluated for impairment	$—	$46,760	$46,760	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,264,807	$8,264,616	$9,529,423	$1,426,972	$6,563,342	$7,990,314
Net charge-offs as a percentage of average loans in repayment (annualized)	0.40%	0.72%		0.25%	—
Allowance as a percentage of the ending total loan balance	0.42%	0.95%		0.44%	0.94%
Allowance as a percentage of the ending loans in repayment	0.57%	1.53%		0.62%	1.55%
Allowance coverage of net charge-offs (annualized)	1.40	2.20		2.59	—
Ending total loans	$1,264,807	$8,311,376		$1,426,972	$6,563,342
Average loans in repayment	$930,336	$4,930,742		$964,583	$3,776,759
Ending loans in repayment	$926,891	$5,149,215		$1,023,471	$3,972,317
________

(1)
Prior to the Spin-Off, Private Education Loans were sold to an entity that is now a subsidiary of Navient, prior to being charged-off. Therefore, many of our historical credit indicators and period-over-period trends are not indicative of future performance. Because we now retain more delinquent loans, we believe it could take up to two years from now before our credit performance indicators provide meaningful period-over-period comparisons.

(2)	Represents fair value write-downs on loans sold.

	Years Ended
	December 31,
	2014			2013
(Dollars in thousands)	FFELP Loans	Private Education Loans	Total	FFELP Loans	Private Education Loans	Total
Allowance for Loan Losses:
Beginning balance	$6,318	$61,763	$68,081	$3,971	$65,218	$69,189
Total provision	1,946	83,583	85,529	4,384	64,955	69,339
Charge-offs(1)	(2,996)	(14,442)	(17,438)	(2,037)	—	(2,037)
Recoveries	—	1,155	1,155	—	—	—
Net charge-offs	(2,996)	(13,287)	(16,283)	(2,037)	—	(2,037)
Student loan sales(2)	—	(53,485)	(53,485)	—	(68,410)	(68,410)
Ending Balance	$5,268	$78,574	$83,842	$6,318	$61,763	$68,081
Allowance:
Ending balance: individually evaluated for impairment	$—	$9,815	$9,815	$—	$—	$—
Ending balance: collectively evaluated for impairment	$5,268	$68,759	$74,027	$6,318	$61,763	$68,081
Loans:
Ending balance: individually evaluated for impairment	$—	$46,760	$46,760	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,264,807	$8,264,616	$9,529,423	$1,426,972	$6,563,342	$7,990,314
Net charge-offs as a percentage of average loans in repayment	0.31%	0.32%		0.23%	—
Allowance as a percentage of the ending total loan balance	0.42%	0.95%		0.44%	0.94%
Allowance as a percentage of the ending loans in repayment	0.57%	1.53%		0.62%	1.55%
Allowance coverage of net charge-offs	1.76	5.91		3.10	—
Ending total loans	$1,264,807	$8,311,376		$1,426,972	$6,563,342
Average loans in repayment	$968,134	$4,539,325		$870,460	$3,509,502
Ending loans in repayment	$926,891	$5,149,215		$1,023,471	$3,972,317

______

(1)
Prior to the Spin-Off, Private Education Loans were sold to an entity that is now a subsidiary of Navient, prior to being charged-off. Therefore, many of our historical credit indicators and period-over-period trends are not indicative of future performance. Because we now retain more delinquent loans, we believe it could take up to two years from now before our credit performance indicators provide meaningful period-over-period comparisons.

(2)	Represents fair value write-downs on loans sold.

Private Education Loan Key Credit Quality Indicators

	December 31,
	2014		2013
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$7,465,339	90%	$5,898,751	90%
Without cosigner	846,037	10	664,591	10
Total	$8,311,376	100%	$6,563,342	100%

FICO at Origination:
Less than 670	$558,801	7%	$461,412	7%
670-699	1,227,860	15	1,364,286	21
700-749	2,626,238	32	1,649,192	25
Greater than or equal to 750	3,898,477	46	3,088,452	47
Total	$8,311,376	100%	$6,563,342	100%

Seasoning(2)(3):
1-12 payments	$2,373,117	29%	$1,840,538	28%
13-24 payments	1,532,042	18	1,085,393	17
25-36 payments	755,143	9	669,685	10
37-48 payments	411,493	5	362,124	6
More than 48 payments	212,438	3	30,891	—
Not yet in repayment	3,027,143	36	2,574,711	39
Total	$8,311,376	100%	$6,563,342	100%

______

(1)	Balance represents gross Private Education Loans.

(2)
Prior to the Spin-Off, Private Education Loans were sold to an entity that is now a subsidiary of Navient, prior to being charged-off. Therefore, many of our historical credit indicators and period-over-period trends are not indicative of future performance. Because we now retain more delinquent loans, we believe it could take up to two years from now before our credit performance indicators provide meaningful period-over-period comparisons.

(3)	Number of months in active repayment for which a scheduled payment was due.

Private Education Loan Delinquencies

 The following tables provide information regarding the loan status and aging of past due loans. Prior to the Spin-Off, Private Education Loans were sold to an entity that is now a subsidiary of Navient, prior to being charged-off. Therefore, many of our historical credit indicators and period-over-period trends are not indicative of future performance. Because we now retain more delinquent loans, we believe it could take up to two years from now before our credit performance indicators provide meaningful period-over-period comparisons.

	December 31,
	2014		2013
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$3,027,143		$2,574,711
Loans in forbearance(2)	135,018		16,314
Loans in repayment and percentage of each status:
Loans current	5,045,600	98.0%	3,933,143	99.0%
Loans delinquent 31-60 days(3)	63,873	1.2	28,854	0.7
Loans delinquent 61-90 days(3)	29,041	0.6	10,280	0.3
Loans delinquent greater than 90 days(3)	10,701	0.2	40	—
Total private education loans in repayment	5,149,215	100.0%	3,972,317	100.0%
Total private education loans, gross	8,311,376		6,563,342
Private education loans deferred origination costs	13,845		5,063
Total private education loans	8,325,221		6,568,405
Private education loans allowance for losses	(78,574)		(61,763)
Private education loans, net	$8,246,647		$6,506,642
Percentage of private education loans in repayment		62.0%		60.5%
Delinquencies as a percentage of private education loans in repayment		2.0%		1.0%
Loans in forbearance as a percentage of loans in repayment and forbearance		2.6%		0.4%
_______

(1)
Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).

(2)
Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Education Loan Portfolio
Ending Education Loan Balances, net

	December 31,
	2014			2013
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Total education loan portfolio:
In-school(1)	$2,548,721	$1,185	$2,549,906	$2,191,445	$2,477	$2,193,922
Grace, repayment and other(2)	5,762,655	1,263,622	7,026,277	4,371,897	1,424,495	5,796,392
Total, gross	8,311,376	1,264,807	9,576,183	6,563,342	1,426,972	7,990,314
Deferred origination costs and unamortized premium	13,845	3,600	17,445	5,063	4,081	9,144
Allowance for loan losses	(78,574)	(5,268)	(83,842)	(61,763)	(6,318)	(68,081)
Total education loan portfolio	$8,246,647	$1,263,139	$9,509,786	$6,506,642	$1,424,735	$7,931,377

% of total	87%	13%	100%	82%	18%	100%
(1)      Loans for customers still attending school and are not yet required to make payments on the loan.
(2)     Includes loans in deferment or forbearance.

Average Student Loan Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2014		2013		2014		2013
Private Education Loans	$8,062,977	86%	$6,399,584	83%	$7,563,356	85%	5,996,651	84%
FFELP Loans	1,292,820	14	1,272,188	17	1,353,497	15	1,142,979	16
Total portfolio	$9,355,797	100%	$7,671,772	100%	$8,916,853	100%	7,139,630	100%

Student Loan Activity

	Quarters Ended
	December 31,
	2014			2013
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Beginning balance	$7,779,422	$1,315,951	$9,095,373	$6,161,411	$1,214,831	$7,376,242
Acquisitions and originations	559,043	—	559,043	522,008	233,854	755,862
Capitalized interest and deferred origination cost premium amortization	84,076	9,932	94,008	61,715	17,398	79,113
Sales	(7,212)	—	(7,212)	(109,718)	(987)	(110,705)
Loan consolidation to third parties	(1,742)	(13,197)	(14,939)	(4,732)	(5,903)	(10,635)
Repayments and other	(166,940)	(49,547)	(216,487)	(124,042)	(34,458)	(158,500)
Ending balance	$8,246,647	$1,263,139	$9,509,786	$6,506,642	$1,424,735	$7,931,377

	Years Ended
	December 31,
	2014			2013
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Beginning balance	$6,506,642	$1,424,735	$7,931,377	$5,447,700	$1,039,755	$6,487,455
Acquisitions and originations	4,087,320	7,470	4,094,790	3,803,262	478,384	4,281,646
Capitalized interest and deferred origination cost premium amortization	170,306	46,093	216,399	112,122	49,313	161,435
Sales	(1,873,414)	(7,654)	(1,881,068)	(2,347,521)	(1,182)	(2,348,703)
Loan consolidation to third parties	(14,811)	(41,760)	(56,571)	(13,445)	(23,456)	(36,901)
Repayments and other	(629,396)	(165,745)	(795,141)	(495,476)	(118,079)	(613,555)
Ending balance	$8,246,647	$1,263,139	$9,509,786	$6,506,642	$1,424,735	$7,931,377

Private Education Loan Originations
The following table summarizes our Private Education Loan originations.

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2014	%	2013	%	2014	%	2013	%
Smart Option - interest only(1)	$138,141	25%	$126,680	24%	$998,612	25%	$942,568	25%
Smart Option - fixed pay(1)	169,048	30	163,788	31	1,256,978	31	1,184,073	31
Smart Option - deferred(1)	247,444	45	231,609	45	1,817,011	44	1,666,547	44
Smart Option - principal and interest	2,059	—	476	—	3,347	—	1,347	—
Total Private Education Loan originations	$556,692	100%	$522,553	100%	$4,075,948	100%	3,794,535	100%

(1)	Interest only, fixed pay and deferred describe the payment option while in school or in grace period.

Deposits
Interest bearing deposits are summarized as follows:

	December 31,
	2014		2013
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate	Amount	Year-End Weighted Average Stated Rate

Money market	$4,527,448	1.15%	$3,212,889	0.65%
Savings	703,687	0.81%	743,742	0.81%
NOW	—	—%	18,214	0.12%
Certificates of deposit	5,308,818	1.00%	4,971,669	1.39%
Deposits - interest bearing	$10,539,953		$8,946,514

Regulatory Capital

	Actual		Well Capitalized Regulatory Requirements
(Dollars in thousands)	Amount	Ratio	Amount		Ratio
As of December 31, 2014:
Tier I Capital (to Average Assets)	$1,413,988	11.5%	$614,709	>	5.0%
Tier I Capital (to Risk Weighted Assets)	$1,413,988	15.0%	$565,148	>	6.0%
Total Capital (to Risk Weighted Assets)	$1,497,830	15.9%	$941,913	>	10.0%

As of December 31, 2013:
Tier I Capital (to Average Assets)	$1,221,416	11.7%	$521,973	>	5.0%
Tier I Capital (to Risk Weighted Assets)	$1,221,416	16.4%	$446,860	>	6.0%
Total Capital (to Risk Weighted Assets)	$1,289,497	17.3%	$745,374	>	10.0%